OPPENHEIMER MONEY MARKET FUND, INC.
N-SAR EXHIBIT 77C

SPECIAL SHAREHOLDER MEETING (Unaudited)

On June 21, 2013, a shareholder meeting of Oppenheimer Money Market Fund, Inc. (the “Fund”) was held at which the twelve Trustees identified below were elected to the Fund (Proposal No. 1).  At the meeting the sub-proposals below (Proposal No. 2 (including all of its sub-proposals)) and an Agreement and Plan of Reorganization to reorganize the Fund into a Delaware statutory trust (Proposal No. 3) were approved as described in the Fund’s proxy statement dated April 12, 2013.  The following is a report of the votes cast:

Nominee/Proposal                                           For                                          Withheld
Trustees

Brian F. Wruble                                           1,128,855,767                                71,461,764
David K. Downes                                        1,126,684,584                                73,632,946
Matthew P. Fink                                          1,125,037,983                                75,279,548
Edmund Giambastiani, Jr.                           1,125,078,863                                75,238,667
Phillip A. Griffiths                                        1,127,432,960                                72,884,571
Mary F. Miller                                              1,124,702,308                                75,615,223
Joel W. Motley                                            1,129,225,621                                71,091,910
Joanne Pace                                                 1,127,250,326                                73,067,204
Mary Ann Tynan                                        1,126,726,524                                73,591,007
Joseph M. Wikler                                        1,124,631,989                                75,685,542
Peter I. Wold                                                1,127,792,250                                72,525,281
William F. Glavin, Jr.                                   1,128,000,965                                72,316,565

2a:  Proposal to revise the fundamental policy relating to borrowing
For                              Against                                Abstain
969,414,455               86,735,006                                52,713,248

2b-1:  Proposal to revise the fundamental policy relating to concentration of investments
For                              Against                                Abstain
976,915,486              79,529,458                                52,417,765

2c-1:  Proposal to remove the fundamental policy relating to diversification of investments
For                              Against                                Abstain
963,414,843              92,492,864                                52,955,002

2d:  Proposal to revise the fundamental policy relating to lending
For                              Against                                Abstain
972,176,774             83,360,833                                53,325,102

2e:  Proposal to remove the additional fundamental policy relating to estate and commodities
For                              Against                                Abstain
973,335,870            83,082,612                                52,444,227

2f:  Proposal to revise the fundamental policy relating to senior securities
For                              Against                                Abstain
982,234,787            73,967,445                                52,660,478

2g:  Proposal to remove the additional fundamental policy relating to underwriting
For                              Against                                Abstain
971,603,267             82,644,330                                54,615,113

2r:  Proposal to convert the Fund’s investment objective from fundamental to non-fundamental
For                              Against                                Abstain
962,967,651              92,224,948                                53,670,110

2s:  Proposal to approve a change in the Fund’s investment objective
For                              Against                                Abstain
980,881,066             82,277,267                                45,704,375

Proposal 3:  To approve an Agreement and Plan of Reorganization that provides for the reorganization of a Fund from a Maryland corporation or Massachusetts business trust, as applicable, into a Delaware statutory trust.

For                              Against                                Abstain
1,003,819,497        75,821,637                                29,221,573